UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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□	Preliminary Proxy Statement

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□	Definitive Proxy Statement

☑	Definitive Additional Materials

□	Soliciting Material Under Rule 14a-12

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED
(Name of Registrant as Specified in its Charter)

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TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

April 7, 2014

Dear Stockholder:

Please find attached a supplement to the proxy statement previously sent to you in connection with the special meeting of stockholders of Trunkbow International Holdings Limited (the “Company”) to be held on April 14, 2014.

At the special meeting, you will be asked to consider and vote upon proposals to (i) adopt the Agreement and Plan of Merger, dated as of December 10, 2013 (as it may be amended from time to time, the “merger agreement”), among the Company, Trunkbow Merger Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), and Trunkbow International Merger Sub Limited, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent; and (ii) approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

If the merger is approved and completed, you will be entitled to receive US$1.46 in cash for each share of Company common stock that you own.

Our board of directors, by unanimous vote and after careful consideration, recommends that all stockholders vote:

•	“FOR” the proposal to adopt the merger agreement, and

•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of both (i) the holders of a majority of the outstanding shares of Company common stock and (ii) the holders of a majority of the outstanding shares of Company common stock (excluding the shares of Company common stock held by Dr. Wanchun Hou and Mr. Qiang Li and their respective affiliates). The approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. Therefore, regardless of the number of shares of Company common stock you own, it is important they are represented at the special meeting. Your vote is important to us and we need your support.

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If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact Innisfree M&A Incorporated, toll free at +1-877-825-8619, collect at +1-412-232-3651.

Thank you in advance for your support and for acting promptly.

Best regards, /s/ Kokhui Tan Kokhui Tan Chairman of the Special Committee of the Board of Directors	Best regards, /s/ Wanchun Hou Wanchun Hou Chairman of the Board of Directors

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